UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 21, 2018

SABRA HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: (888) 393-8248
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)    The Company’s annual meeting of stockholders (the “Annual Meeting”) was held on June 21, 2018.

(b)    At the Annual Meeting, the Company’s stockholders (a) elected the eight nominees identified in the table below to the Board of Directors of the Company to serve until the Company’s 2019 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified (“Election of Directors”), (b) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (“Auditor Ratification”) and (c) approved, on an advisory basis, the compensation of the Company’s named executive officers as set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2017 (“Advisory Compensation Vote”). Set forth below are the final voting tallies for the Annual Meeting:

Election of Directors

	For	Against	Abstain	Broker Non-Votes
Craig A. Barbarosh	139,891,173	3,515,106	150,819	21,079,313
Robert A. Ettl	122,692,439	20,211,861	652,798	21,079,313
Michael J. Foster	139,954,108	3,451,221	151,769	21,079,313
Ronald G. Geary	142,515,697	892,381	149,020	21,079,313
Raymond J. Lewis	142,541,098	864,160	151,840	21,079,313
Jeffrey A. Malehorn	142,766,101	641,907	149,090	21,079,313
Richard K. Matros	137,362,043	1,384,183	4,810,872	21,079,313
Milton J. Walters	138,193,327	5,210,958	152,813	21,079,313

Auditor Ratification

For	Against	Abstain
157,761,106	6,640,213	235,092

Advisory Compensation Vote

For	Against	Abstain	Broker Non-Votes
138,157,213	4,459,429	940,456	21,079,313

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/S/ Harold W. Andrews, Jr.
Name:	Harold W. Andrews, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary
Dated: June 21, 2018